Exhibit 10.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

October 2, 2014

Mr. Jerry G. Mikolajczyk, President

Xun Energy, Inc.

12518 NE Airport WaySuite 148 No, 156

Portland, Oregon  97230

Dear Mr. Mikolajczyk:

This is to inform you that due to partner rotation regulations and the small size of our firm we are submitting our resignation as independent registered public accounting firm of Xun Energy Inc. effective October 2, 2014.

We had no disagreements with the management of Xun Energy Inc. on any matter of accounting principles or practices.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

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